UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 1, 2019
AMERICAN CAMPUS COMMUNITIES, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	001-32265	76-0753089
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12700 Hill Country Boulevard, Suite T-200
Austin, TX 78738
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (512) 732-1000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders
At the Annual Meeting of Stockholders held on May 1, 2019, there were 138,192,985 common shares entitled to be voted; 125,274,901 shares were voted in person or by proxy. The stockholders voted on the following matters at the Annual Meeting:
1.    Election of eight director nominees to hold office for a one-year term;

2.	Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2019; and

3.	On an advisory basis, approval of the executive compensation disclosed in the Proxy Statement.
The results of the stockholder votes are set forth below:
Board of Directors

	Affirmative	Negative	Abstentions
William C. Bayless, Jr.	120,923,640	656,659	129,427
G. Steven Dawson	119,341,394	2,238,035	130,298
Cydney C. Donnell	117,995,432	3,675,708	38,587
Mary C. Egan	121,410,865	163,842	135,020
Edward Lowenthal	118,849,291	2,732,945	127,491
Oliver Luck	120,829,763	746,912	133,052
C. Patrick Oles, Jr.	121,303,747	274,999	130,981
John T. Rippel	121,304,692	179,967	225,068

There were 3,565,174 broker non-votes with respect to the election of directors.

Independent Registered Public Accounting Firm

Affirmative	Negative	Abstentions
123,656,718	1,573,260	44,923
Approval, on an Advisory Basis, of Executive Compensation

Affirmative	Negative	Abstentions	Broker Non-Votes
116,835,303	4,814,157	60,267	3,565,174

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAMPUS COMMUNITIES, INC.

Date: May 7, 2019	By:	/s/ Kim K. Voss
Kim K. Voss
Executive Vice President, Chief Accounting Officer